Exhibit 5

December 5, 2002

Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131

Re:    Registration Statement on Form S-8
              Acme Brick Company 401(k) Retirement and Savings Plan

Ladies and Gentlemen:

We are counsel to Acme Brick Company (the “Acme”) in connection with the filing by its ultimate parent corporation, Berkshire Hathaway Inc. (the “Company”), on or about December 5, 2002 of its registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) and the rules and regulations promulgated thereunder (the “Rules and Regulations”). The Registration Statement relates to four thousand (4,000) shares of the Class B common stock, par value $0.1667 per share, of the Company (the “Company Stock”), which may be allocated to the accounts of eligible employee participants in the Acme Brick Company 401(k) Retirement and Savings Plan (the “Plan”) of Acme Brick Company, a wholly owned subsidiary of the Company. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 601 of Regulation S-K under the Act.

As counsel to Acme and in rendering this opinion, we have examined the Plan documents and other related written documentation as we have deemed necessary or appropriate to provide on a basis of the opinion set forth below. In our examination, we have assumed the conformity to original documents submitted to us as photostatic copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plan.

On the basis of the foregoing, we are of the opinion that the provisions of the written documents constituting the Plan are in compliance with the requirements of ERISA pertaining to such provisions.

We are members of the bar of the State of Texas and the opinion set forth herein is limited to matters governed by the Federal laws of the United States of America. This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and Regulations and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption “Legal Opinions” therein.

Very truly yours,

/s/ Jackson Walker L.L.P.

Jackson Walker L.L.P.